                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                               October 22, 1999


                                STEPAN COMPANY
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                    1-4462                36-1823834
-----------------------------  ---------------------  ----------------------
State or other jurisdiction    (Commission File No.)     (I.R.S. Employer
of incorporation                                      Identification Number)


              Edens and Winnetka Road, Northfield, Illinois 60093
              ---------------------------------------------------
                   (Address of principal executive offices)



Registrant's telephone number, including area code:        (847) 446-7500
                                                           --------------



                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5. STEPAN REPORTS 3RD QUARTER EARNINGS
        -----------------------------------

     NORTHFIELD, Illinois, October 21, 1999 -- Stepan Company today reported lower quarterly earnings that reflected higher legal charges relating to an agreement in principle to settle a lawsuit. Excluding these legal charges, third quarter earnings would have been up 25 percent.

     Net income for the third quarter declined 100 percent to $14,000, or $0.00 per share (diluted), from $5,032,000, or $0.45 per share (diluted), for the same quarter of 1998. Net sales increased to $166,932,000, up eight percent from $154,134,000 reported a year ago. The third quarter results included a $6,252,000 after-tax charge, or $0.59 per share (diluted), for legal charges relating to an agreement in principle to settle a lawsuit. Excluding the third quarter legal charges, diluted earnings per share would have been $0.59, up 31 percent.

     Year-to-date earnings decreased 21 percent to $14,112,000, or $1.32 per share (diluted), compared to $17,864,000, or $1.62 per share (diluted), reported in 1998. Net sales for this period increased eight percent to $497,652,000, compared to $460,031,000. Excluding the third quarter legal charges, diluted earnings per share would have been $1.91, up 18 percent.

     Higher legal charges recorded in the third quarter related to an agreement in principle, reached October 21, 1999, to settle a lawsuit in New Jersey,
alleging possible personal injuries relating to environmental claims.   F. Quinn
Stepan, Chairman and CEO, said, "While the company believes it would have prevailed on the merits of the case if it had gone to trial, it was judged to be in the shareholders best interest to settle the lawsuit to avoid protracted and expensive litigation." The company is pursuing recovery from third parties. Polymer earnings were down slightly due to lower sales volumes of polyester polyols.

     While led by the strong North American surfactant results, global surfactant earnings also rose due to increased sales volumes. Earnings included $0.07 per share (diluted) relating to a contract settlement. Surfactants represent 79 percent of company revenues.

     Excluding the third quarter legal charges, operating expenses rose two percent for the quarter. Research and development expenses increased 14 percent due to higher salary and fringe benefit costs. Administrative costs declined nine percent due to reimbursement of certain costs by our joint venture. Interest expense was up 11 percent due to higher levels of debt.

     "As a result of the legal charges," said Mr. Stepan, "the company no longer anticipates a record year in 1999 assuming no significant recovery of legal costs. We are very optimistic about the future of the company and we expect record sales and earnings in 2000."

     Stepan Company, headquartered in Northfield, Illinois, is a leading producer of specialty and intermediate chemicals used in household, industrial, personal care, agricultural, food and insulation related products. The common and the convertible preferred stocks are traded on the New York and Chicago Stock Exchanges under the symbols SCL and SCLPR.


                                   # # # # #

                                 table follows

                                STEPAN COMPANY
                             Statements of Income
        For the Three and Nine Months Ended September 30, 1999 and 1998
                          (Unaudited - 000's Omitted)



                                                    Three Months Ended                               Nine Months Ended
                                                       September 30                                     September 30
                                      --------------------------------------------     -------------------------------------------

                                                                        %                                                %
                                          1999           1998         Change                1999           1998        Change
                                      ------------   ------------   --------------     ------------      ---------  --------------
Net Sales                             $    166,932      $ 154,134       +  8           $    497,652      $ 460,031      + 8
Cost of Sales                              138,683        128,307       +  8                408,093        376,721      + 8
                                      ------------      ---------                      ------------      ---------
Gross Profit                                28,249         25,827       +  9                 89,559         83,310      + 8

Operating Expenses:
    Marketing                                5,810          5,593       +  4                 17,636         17,137      + 3
    Administrative                          15,187          5,428          -                 26,732         15,810      +69
    Research, Development
        and Technical Services               5,624          4,955       + 14                 16,411         15,531      + 6
                                      ------------      ---------                      ------------      ---------
                                            26,621         15,976       + 67                 60,779         48,478      +25

Operating Income                             1,628          9,851       - 83                 28,780         34,832      -17
Other Income (Expense):
    Interest, Net                           (2,052)        (1,853)      + 11                 (6,320)        (5,529)     +14
    Income (Loss) from Equity Joint
     Ventures                                  447            133          -                    674            225        -
                                      ------------      ---------                      ------------      ---------
                                            (1,605)        (1,720)      -  7                 (5,646)        (5,304)     + 6

Income Before Income Taxes                      23          8,131       -100                 23,134         29,528      -22
Provision for Income Taxes                       9          3,099       -100                  9,022         11,664      -23
                                      ------------      ---------                      ------------      ---------
Net Income                            $         14      $   5,032       -100           $     14,112      $  17,864      -21
                                      ============      =========                      ============      =========

Net Income Per Common Share
     Basic                            $      (0.02)     $    0.49       -104           $       1.40      $    1.74      -20
                                      ============      =========                      ============      =========
     Diluted                          $       0.00      $    0.45       -100           $       1.32      $    1.62      -19
                                      ============      =========                      ============      =========


Average Common Shares
 Outstanding                                 9,560          9,881       -  3                  9,619          9,861      - 2
                                      ============      =========                      ============      =========

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 22, 1999                    Stepan Company



                                    By:    /s/ Walter J. Klein
                                           -------------------
                                    Name:  Walter J. Klein
                                           ---------------
                                    Title: Vice President - Finance
                                           ------------------------